UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2008

Airtrax, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-25791	22-3506376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Freeway Drive Unit One, Blackwood, NJ 08012
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (856) 232-3000

Copies to:
Richard A. Friedman, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2008, Robert Watson resigned as Chief Executive Officer, President and a director of Airtrax Inc. (the “Company”), effective immediately.  Mr. Watson will continue to serve as an advisor to the Company on a part-time consulting basis to continue to pursue financing for the Company.  There was no disagreement or dispute between Mr. Watson and the Company which led to his resignation.

Pursuant to the Company’s Bylaws, in the event that the Chief Executive Officer shall vacate his or her office and there is no replacement, the Company’s Chairman of the Board of Directors shall fill the vacancy and assume the responsibilities and title of the Chief Executive Officer.  However, the Company does not currently have a Chairman of the Board of Directors.  The Company is searching for a new Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airtrax, Inc.

Date: April 9, 2008	By:	/s/ ANDREW GUZZETTI
Andrew Guzzetti
Director